Exhibit 3.1

Delaware The First State Page 1 2215728 8100 SR# 20224159132 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 204991071 Date: 12 - 02 - 22 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DARKPULSE, INC.”, FILED IN THIS OFFICE ON THE SECOND DAY OF DECEMBER, A.D. 2022, AT 12:21 O`CLOCK P.M.

DocuSign Envelope ID: C89C38EB - 2E21 - 4144 - 9EB5 - 4C2A4F5AF33C State of Delaware Secret ary o f State Divi s ion of Corporati o ns Delivered 12 : 21PM 12 / 02 / 2022 FILED 12 :2 1PM 12 / 02 /2 022 SR 2 0224159132 - F ile N umber 22 1 5 72 8 CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF DESIGNATION OF THE PREFERENCES, RIGHTS, LIMITATIONS, QUALIFICATIONS AND RESTRICTIONS OF THE SERIES A SUPER VOTING PREFERRED STOCK OF DARKPULSE, INC. (Pursuant to Section 151 of the General Corporation Law of the State of Delaware) DarkPulse, Inc . (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows : 1. That by resolution of the Board of Directors of the Corporation, and by a Certificate of Designation filed in the office of the Secretary of State of Delaware on June 24 2022, the Corporation authorized a series of 100 shares of Series A Super Voting Preferred Stock, par value $0.01 per share, of the Corporation (the "Series A Preferred Stock'') and established the powers, preferences and rights o f the Series A Preferred Stock and the qualifications, limitations and restrictions thereof. 2. As of the date hereof 100 shares of Series A Preferred Stock are issued and outstanding. 3. That, pursuant to the authority conferred on the Board of Directors of the Corporation by its Certificate oflncorporation, as amended (the "Certificate oflncorporation"), and the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board ofDirectors of the Corporation adopted the following resolution setting forth an amendment to the Certificate of Designation of Series A Preferred Stock of the Corporation . 4. The sole holder of the Series A Preferred Stock of the Corporation approved the resolution setting forth an amendment to the Certificate of Designation of Series A Preferred Stock of the Corporation . The resolution setting forth the amendment is as follows: RESOLVED: That the following Section 5 of the Certificate ofDesignation of Series A Convertible Preferred Stock of the Corporation titled "Conversion" be added to the existing Certificate of Designation of Series A Convertible Preferred Stock: 5. Automatic Conversion. T he holders of Series A Pr e ferred Sto c k shall hav e conversion rights and obligations as follows: (a) One (1) Business Day (as defined below) prior to the occurrence of a Change of Control (as defined below) (the " Conversion Date"), the share s of Series A Preferred Stock shall automatically con v ert into shares of C o mmon Stock of th e Corporation on a pro rata basis (the "Conversion Shares") which shall equal thirty perc e nt (30% ) of th e fully - diluted shares of Common Stock the Corporation as of the Conversion Date or securities of the post merge r en t ity if the " Change o f Control" i s a merger of the Corporation in t o another enti t y or if the Corporation becom e s a sub s idiary of another entity. The number of C on v ersi o n Shar e s so determined s hall be rounded up to the nearest whole number of s h a re s. For purposes of thi s paragraph , a "Chang e o f Control" of the C orporation i s defined as the dat e that an y p e rson or group of persons (other than the shareholders of the Corporation as of the dat e of first is s uance of

DocuSign Envelope ID: C89C38EB - 2E21 - 4144 - 9EB5 - 4C2A4F5AF33C shares of Series A Preferred Stock) shall have acquired beneficial ownership (within the meaning of Rule 13d - 3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of fifty - one percent (51%) or more of the issued and outstanding shares of capital stock of the Corporation having the right to vote for the election of directors of the Corporation under ordinary circumstances. (b) All Conversion Shares, will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof. 5. This Certificate of Amendment to Certificate ofDesignations was duly adopted by the Corporation's directors and stockholders in accordance with the applicable provisions of Sections 242 of theDGCL. IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this 2 nd day of December, 2022. DARKPULSE, INC. By: Name: Title: Dennis O'Leary Chief Executive Officer 2